UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2010

SI FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

United States	0-50801	84-1655232
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

803 Main Street, Willimantic, Connecticut	06226
(Address of principal executive offices)	(Zip Code)

(860) 423-4581

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 10, 2010, SI Financial Group, Inc., SI Bancorp, MHC, Savings Institute Bank and Trust Company and new SI Financial Group, Inc. entered into an Agency Agreement with Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”), which will act as financial advisor during new SI Financial Group, Inc.’s stock offering, including sole book-running manager in the syndicated community offering and also assist in the marketing of new SI Financial Group, Inc.’s common stock during its stock offering, and Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”), who will act as co-manager in the syndicated community offering.

The shares of common stock of new SI Financial Group, Inc. are being offered pursuant to a Registration Statement on Form S-1 (File No. 333-169302) filed by new SI Financial Group, Inc. under the Securities Act of 1933, as amended, and a related prospectus dated November 10, 2010. For a description of the fees to be paid to Stifel Nicolaus and Sandler O’Neill pursuant to the Agency Agreement, see “The Conversion and Offering — Marketing Arrangements” in the prospectus. A copy of the Agency Agreement is included as Exhibit 1.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

1.1	Agency Agreement between SI Financial Group, Inc., SI Bancorp, MHC, Savings Institute Bank and Trust Company and new SI Financial Group, Inc. and Stifel, Nicolaus & Company, Incorporated and Sandler O’Neill & Partners, L.P., dated November 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SI FINANCIAL GROUP, INC.

Date: November 10, 2010	By:	/s/ Brian J. Hull
Brian J. Hull
Executive Vice President, Chief
Financial Officer and Treasurer